Western New England Bancorp, Inc. 8-K/A

Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed consolidated financial information and explanatory notes show the pro forma impact on the historical financial position and results of operations of Western New England Bancorp, Inc., formerly known as Westfield Financial, Inc. (“Westfield”), resulting from the acquisition of Chicopee Bancorp, Inc. (“Chicopee”).

The results of operations data below is presented using the acquisition method of accounting as if the merger was completed on January 1, 2016 and the balance sheet data below is presented as if the merger was completed on June 30, 2016.

Certain reclassifications were made to Chicopee’s historical financial information to conform to Westfield’s presentation of financial information. This data should be read in conjunction with the Westfield and Chicopee historical consolidated financial statements and accompanying notes in Westfield’s and Chicopee’s respective Quarterly Reports on Form 10-Q as of and for the six months ended June 30, 2016, and Westfield’s and Chicopee’s respective Annual Reports on Form 10-K, as amended, as of and for the year ended December 31, 2015.

Westfield has not performed the detailed valuation analysis necessary to determine the fair market values of Chicopee’s assets to be acquired and liabilities to be assumed. Accordingly, the unaudited pro forma condensed combined financial data does not include an allocation of the purchase price, unless otherwise specified. The pro forma adjustments included in this report are subject to change depending on changes in interest rates and the components of assets and liabilities, and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined as of the merger completion date and after completion of thorough analyses to determine the fair value of Chicopee’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Increases or decreases in the fair values of the net assets as compared with the information shown in the unaudited pro forma condensed combined financial data may change the amount of the purchase price allocated to goodwill and other assets and liabilities, and may impact Westfield’s statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Chicopee’s shareholders’ equity, including results of operations from June 30, 2016 through the date the merger was completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented in this report.

Westfield anticipates that the merger with Chicopee will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical benefits of the combined company would have been had the two companies been combined during these periods.

The unaudited pro forma shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Western New England Bancorp, Inc. common stock or the actual or future results of operations of Western New England Bancorp, Inc. for any period. Actual results may be materially different than the pro forma information presented.

Unaudited Combined Condensed Consolidated Pro Forma Statement of Financial Condition

As of June 30, 2016*

(In thousands)

	WFD Historical	CBNK Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$21,267	$34,292	(11,250)	(1)	$44,309
Investment securities	296,565	31,997	(1,908)	(2)	326,654
Stock in Federal Home Loan Bank of Boston	11,027	4,225	—		15,252
Loans receivable	906,212	605,039	(9,303)	(3)	1,501,948
Allowance for loan losses	(9,570)	(5,743)	5,743	(3)	(9,570)
Loans, net	896,642	599,296	(3,560)		1,492,378
Loans held for sale	—	596	—		596
Other real estate owned	—	1,061	—		1,061
Bank-owned life insurance	50,994	15,044	—		66,038
Banking premises and equipment, net	13,224	8,305	(976)	(4)	20,553
Deferred tax asset, net	9,706	3,787	1,230	(5)	14,723
Core deposit intangible	—	—	4,511	(6)	4,511
Goodwill	—	—	16,540	(7)	16,540
Accrued interest receivable	3,712	1,728	—		5,440
Other assets	3,168	1,458	353	(8)	4,979
Total assets	$1,306,305	$701,789	4,939		$2,013,033

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$920,912	$540,634	1,586	(9)	$1,463,132
Federal Home Loan Bank of Boston advances	192,032	70,454	733	(10)	263,219
Other borrowings	30,707	—	—		30,707
Accrued expenses and other liabilities	18,085	948	(2,092)	(11)	16,941
Total liabilities	1,161,736	612,036	227		1,773,999
Shareholders’ equity:
Common stock (net of treasury)	184	42,310	(42,192)	(12)	302
Additional paid-in-capital	108,742	4,289	92,380	(12)	205,411
Unearned compensation (Employee Stock Ownership Plan)	(6,695)	(2,827)	2,827	(12)	(6,695)
Unearned compensation (restricted stock awards)	(697)	—	—		(697)
Retained earnings	50,631	45,957	(48,036)	(12)	48,552
Accumulated other comprehensive income, net of taxes	(7,596)	24	(267)	(2)	(7,839)
Total shareholders’ equity	144,569	89,753	4,712		239,034
Total liabilities and shareholders’ equity	$1,306,305	$701,789	4,939		$2,013,033

*

Assumes that the acquisition of Chicopee was completed as of June 30, 2016 utilizing the acquisition method of accounting. Estimated fair value adjustments for loans, investment securities, core deposit intangibles, deposits and borrowed funds were determined by the management of Westfield and Chicopee. Actual fair value adjustments, where appropriate, will be determined as of the merger completion date and will be amortized and accreted into income.

(1)	The adjustment results from the assumption that cash and cash equivalents will be used to pay for after tax merger and integration expenses of Chicopee and Westfield. These expenses are charged against income of Chicopee and result in a charge to Westfield’s goodwill. The expenses of Westfield are charged against income of Westfield and result in a decrease to Westfield’s retained earnings.
(2)	Represents the retirement of shares of Westfield and Chicopee owned by each other.
(3)	The pro forma adjustment of $9.3 million includes a credit component of $14.1 million and an interest component of $5.7 million. The existing Chicopee allowance for loan losses of $5.7 million and deferred costs of $932,000 cannot be carried over.
(4)	Represents an adjustment of the premises and equipment based upon fair value estimates determined by the management of Westfield and Chicopee.
(5)	Represents adjustments in the net deferred tax assets resulting from the fair value adjustments related to the acquired assets and liabilities, identifiable intangibles and other deferred tax items, including tax adjustments recorded on the retirement of shares owned by Westfield and Chicopee. The actual tax liability adjustment will depend on facts and circumstances existing at the completion of the merger. The fair value adjustment of the net deferred tax asset assumes a tax rate of 35.0%.
(6)	Represents the recognition of the fair value of the core deposit intangible asset, which is assumed to be 1.3% of core deposit liabilities assumed. Core deposits are defined as total deposits less time deposits.
(7)	Calculated to reflect the acquisition accounting adjustments related to the acquisition of Chicopee. The consideration to be paid to acquire Chicopee consists of the issuance of 11,919,412 shares of Westfield common stock based upon the fixed exchange rate of 2.425 on 100% of common shares of Chicopee outstanding, net of the retirement of unallocated shares utilized to terminate Chicopee’s employee stock ownership plan as well as the retirement of Chicopee shares owned by Westfield. The value of Westfield common stock to be issued is based upon the closing stock price as of October 21, 2016. Acquisition accounting adjustments assume that Chicopee equity is eliminated and the purchase price, goodwill and intangible assets are reflected on the financial statements of Westfield pursuant to the application of acquisition accounting.

Assumptions/Inputs:	Note	(In thousands)
Value of Westfield common stock to be issued		$94,161
Cost of Chicopee shares previously owned by Westfield	(2)	1,309
Gain on Chicopee shares owned by Westfield, recorded in income	(2)	368
Premium to equity for rollover of Chicopee options		2,864
Total consideration		98,702
Chicopee’s net assets:
Chicopee’s shareholders’ equity		89,753
Less: incremental Chicopee transaction costs (net of tax)		(5,537)
Chicopee’s shareholders’ equity, net of transaction costs		84,216
Fair value adjustments:
Loans	(3)	(3,560)
Premises and equipment	(4)	(976)
Core deposit intangible	(6)	4,511
Mortgage servicing rights	(8)	353
Time deposits	(9)	(1,586)
FHLB advances	(10)	(733)
Other liabilities	(11)	(1,167)
Fair value adjustments		(3,158)
Tax effect of fair value adjustments	(5)	1,105
Total adjustment of net assets acquired		(2,053)
Adjusted net assets acquired		82,163
Estimated goodwill	(7)	$16,540

(8)	Represents the fair value adjustment of Chicopee’s mortgage servicing assets acquired in the acquisition.
(9)	Yield adjustment reflects the difference between portfolio yields and market rates for time deposits acquired in the acquisition. Yield adjustments were calculated using present value analysis. Cash flow was discounted to present value using market rates for similar deposits. The yield adjustment is the aggregate present value of the difference.
(10)	Yield adjustments reflect the difference between portfolio yields and market rates for borrowings acquired in the acquisition. Yield adjustments were calculated using present value analysis. Cash flow for each month was calculated as the difference between projected interest costs of the remaining borrowings and hypothetical costs using current market rates based on advances from the Federal Home Loan Bank of Boston. Cash flow was discounted to present value using market rates.
(11)	Represents the fair value adjustment of Chicopee’s leasehold assets acquired as well as estimates of any remaining incremental net transaction costs.
(12)	Reflects elimination of Chicopee’s equity accounts, the issuance of 11,919,412 shares of Westfield common stock and the retirement of shares of Westfield and Chicopee owned by each other.

Unaudited Combined Condensed Consolidated Pro Forma Statement of Operations

For the Six Months Ended June 30, 2016 (1)

(In thousands, except per share data)

	WFD Historical	CBNK Historical	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Loans	$16,889	$12,196	65	(2)	$29,150
Investments	4,573	773	—		5,346
Other interest-earning assets	53	60	—		113
Total interest and dividend income	21,515	13,029	65		34,609
Interest expense:
Deposits	3,007	1,477	(396)	(2)	4,088
FHLB advances/repurchase agreements	2,263	603	(92)	(2)	2,774
Total interest expense	5,270	2,080	(488)		6,862
Net interest income before provision for loan losses	16,245	10,949	553	(2)	27,747
Provision for loan losses	25	176	—		201
Net interest income after provision for loan losses	16,220	10,773	553		27,546
Noninterest income:
Service charges, fees and commissions	1,743	1,222	—		2,965
Income from bank-owned life insurance	764	163	—		927
Loss on prepayment of borrowings	(915)	—	—		(915)
Gain on securities, net	683	—	—		683
Other real estate owned writedowns	—	(104)	—		(104)
Loan sales and servicing, net	—	135	—		135
Net loss on sale of other real estate owned	—	21	—		21
Total noninterest income	2,275	1,437	—		3,712
Noninterest expenses:
Salaries and employee benefits	7,781	5,409	—		13,190
Occupancy and equipment	1,605	1,112	(75)	(2)	2,642
Data processing	1,247	911	—		2,158
Professional fees	1,061	339	—		1,400
FDIC insurance	380	209	—		589
Merger related expenses	1,083	775	(1,858)	(3)	—
Other	1,913	1,876	213	(2)	4,002
Total noninterest expenses	15,070	10,631	(1,719)	(3)	23,982
Income before income taxes	3,425	1,579	2,273	(2)	7,277
Income tax expense	1,072	661	795	(2)	2,528
Net income	$2,353	$918	1,477	(2)	$4,748
Earnings per share:
Basic	$0.14	$0.19			$0.16
Diluted	$0.14	$0.18			$0.16
Weighted average shares outstanding:
Basic	17,321,022	4,919,896	8,008,981	(4)	30,249,899
Diluted	17,321,022	5,039,791	7,261,203	(4)	29,622,016

Unaudited Combined Condensed Consolidated Pro Forma Statement of Operations

For the Year Ended December 31, 2015 (1)

(In thousands, except per share data)

	WFD Historical	CBNK Historical	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Loans	$30,521	$23,592	130	(2)	$54,243
Investments	11,937	1,540	—		13,477
Other interest-earning assets	18	70	—		88
Total interest and dividend income	42,476	25,202	130		67,808
Interest expense:
Deposits	5,571	2,806	(793)	(2)	7,584
FHLB advances/repurchase agreements	5,223	1,269	(183)	(2)	6,309
Total interest expense	10,794	4,075	(976)		13,893
Net interest income before provision for loan losses	31,682	21,127	1,106	(2)	53,915
Provision for loan losses	1,275	941	—		2,216
Net interest income after provision for loan losses	30,407	20,186	1,106		51,699
Noninterest income:
Service charges, fees and commissions	3,132	2,482	—		5,614
Income from bank-owned life insurance	1,527	350	—		1,877
Loss on prepayment of borrowings	(1,300)	—	—		(1,300)
Gain on securities, net	1,506	—	—		1,506
Other real estate owned writedowns	—	(47)	—		(47)
Loan sales and servicing, net	—	243	—		243
Total noninterest income	4,865	3,028	—		7,893
Noninterest expenses:
Salaries and employee benefits	15,410	10,206	—		25,616
Occupancy and equipment	3,239	2,259	(149)	(2)	5,349
Data processing	2,361	1,531	—		3,892
Professional fees	2,178	723	—		2,901
FDIC insurance	800	448	—		1,248
Merger related expenses	55	—	(55)	(3)	—
Other	3,390	4,019	426	(2)	7,835
Total noninterest expenses	27,433	19,186	222	(3)	46,841
Income before income taxes	7,839	4,028	884	(2)	12,751
Income tax expense	2,124	1,029	310	(2)	3,463
Net income	$5,715	$2,999	575	(2)	$9,289
Earnings per share:
Basic	$0.33	$0.61			$0.31
Diluted	$0.33	$0.60			$0.31
Weighted average shares outstanding:
Basic	17,497,620	4,920,002	7,713,478	(5)	30,131,100
Diluted	17,497,620	4,996,137	7,244,038	(5)	29,737,795

(1)	Assumes that the acquisition of Chicopee was completed as of the beginning of the period utilizing the acquisition method of accounting. Estimated fair value adjustments for loans, premises and equipment, core deposit intangibles, time deposits, borrowed funds, leasehold liabilities and mortgage servicing rights were determined by the management of Westfield and Chicopee. The resulting premiums and discounts for purposes of the unaudited combined condensed consolidated pro forma financial data, where appropriate, are being amortized and accreted into income as more fully described in the notes below. Actual fair value adjustments, where appropriate, will be determined as of the merger completion date and will be amortized and accreted into income over the estimated remaining lives of the respective assets and liabilities.
(2)	The following table summarizes the estimated full year impact of the amortization (accretion) of the non-credit related acquisition accounting adjustments on the pro forma statement of operations (in thousands).

Category	Premium (Discount)	Estimated Life in Years	Amortization (Accretion) Method	Amortization (Accretion) Year Ended December 31, 2016
Loans	$(781)	6	LY	$(130)
Premises and equipment	(976)	30	SL	(33)
Core deposit intangible	4,511	12	SL	376
Mortgage servicing rights	353	7	SL	50
Time deposits	(1,586)	2	SL	(793)
FHLB advances	(733)	4	SL	(183)
Leasehold liability	(1,167)	10	SL	(117)

LY – level yield

SL – straight line method

The income tax adjustment is based upon total pre-tax acquisition accounting adjustments and a 35.0% effective tax rate.

(3)	Noninterest expenses also do not include merger and integration expenses which will be expensed against income and which are accounted for as balance sheet adjustments to cash and equity in these pro forma financial statements. Those amounts, on an after-tax basis, total $8.4 million. As of June 30, 2016 and December 31, 2015, Westfield incurred $1.1 million and $55,000 in merger costs with related tax benefits of $338,000 and $15,000, respectively.

(4)	Pro forma basic and diluted weighted average common shares outstanding as of June 30, 2016 were determined by adding the number of shares issuable to Chicopee’s shareholders to Westfield’s historical weighted average basic and diluted outstanding common shares and reflect 362,503 incremental diluted shares of Westfield as a result of the rollover of Chicopee options. The stock consideration paid to acquire Chicopee consists of the issuance of 11,919,412 shares of Westfield’s common stock based upon the fixed exchange rate of 2.425 established in the merger agreement on 100% of 4,927,675 common shares of Chicopee shares outstanding. The share amounts above reflect the impact related to the retirement of unallocated shares utilized to terminate Chicopee’s employee stock ownership plan as well as the retirement of Chicopee shares owned by Westfield.

(5)	Pro forma basic and diluted weighted average common shares outstanding as of December 31, 2015 were determined by adding the number of shares issuable to Chicopee’s shareholders to Westfield’s historical weighted average basic and diluted outstanding common shares and reflect 376,822 incremental diluted shares of Westfield as a result of the rollover of Chicopee options. The stock consideration paid to acquire Chicopee consists of the issuance of 11,893,353 shares of Westfield’s common stock based upon the fixed exchange rate of 2.425 established in the merger agreement on 100% of 4,904,475 common shares of Chicopee shares outstanding. The share amounts above reflect the impact related to the retirement of unallocated shares utilized to terminate Chicopee’s employee stock ownership plan as well as the retirement of Chicopee shares owned by Westfield.